Exhibit 10.27

Abbott Laboratories

Description of Base Salary of Named Executive Officers

Set forth below are the base salaries, effective December 31, 2006 and March 1, 2007, of the chief executive officer, chief operating officer, chief financial officer, and the two other most highly compensated executive officers in 2006.

Miles D. White

Chairman of the Board and Chief Executive Officer

Base Salary
December 31, 2006	$1,671,100
March 1, 2007	$1,738,000

Richard A. Gonzalez

President and Chief Operating Officer

Base Salary
December 31, 2006	$990,000
March 1, 2007	$1,029,600

Thomas C. Freyman

Executive Vice President, Finance and

Chief Financial Officer

Base Salary
December 31, 2006	$825,000
March 1, 2007	$858,000

William G. Dempsey

Executive Vice President

Pharmaceutical Products Group

Base Salary
December 31, 2006	$725,000
March 1, 2007	$754,000

Holger Liepmann

Executive Vice President,

Global Nutrition

Base Salary
December 31, 2006	$650,000
March 1, 2007	$676,000